Exhibit 21

                         Subsidiaries of the Registrant
                         ------------------------------

Name of Subsidiary                                                     State of Incorporation
------------------                                                     ----------------------
Cardinal Bank, N.A.                                                            Virginia

Cardinal Wealth Services, Inc.                                                 Virginia

Cardinal Bank - Manassas/Prince William, N.A.                                  Virginia

Cardinal Bank - Dulles, N.A.                                                   Virginia

Cardinal Bank - Alexandria/Arlington, N.A. (in organization)                   Virginia
